The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

NATIONSTAR 2006-B
FRM

		Minimum	Maximum
Scheduled Principal Balance	$441,815,273	$120	$788,840
Average Scheduled Principal Balance	$84,948
Number of Mortgage Loans	5,201

Arrearage	$6,125,080	$0	$262,255

Weighted Average Gross Coupon	9.31%	4.00%	17.99%
Weighted Average FICO Score	611	400	825
Weighted Average Combined Original LTV	77.31%	10.43%	100.00%

Weighted Average Original Term	333 months	60 months	360 months
Weighted Average Stated Remaining Term	312 months	5 months	360 months
Weighted Average Seasoning	20 months	0 months	115 months

Weighted Average Gross Margin	0.000%	0.000%	0.000%
Weighted Average Minimum Interest Rate	0.000%	0.000%	0.000%
Weighted Average Maximum Interest Rate	0.000%	0.000%	0.000%
Weighted Average Initial Rate Cap	0.000%	0.000%	0.000%
Weighted Average Subsequent Rate Cap	0.000%	0.000%	0.000%
Weighted Average Months to Roll	months	months	months

Maturity Date		Dec 14 2006	Aug 15 2036
Maximum Zip Code Concentration	0.28%	79936

Fixed Rate	100.00%	Cash Out Refinance	75.69%
		Purchase	8.96%
Fixed Rate	86.33%	Rate/Term Refinance	15.35%
Fixed Rate 30/15 Balloon	3.36%
Fixed Rate 40/30 Balloon	10.28%	Condominium	2.61%
Fixed Rate IO	0.03%	Manufactured Housing	1.15%
		PUD	9.16%
Interest Only	0.03%	Single Family	84.77%
Not Interest Only	99.97%	Townhouse	1.73%
		Two-Four Family	0.58%
Prepay Penalty: 0 months	46.83%
Prepay Penalty: 12 months	3.20%	Investor	0.96%
Prepay Penalty: 24 months	1.20%	Primary	98.64%
Prepay Penalty: 36 months	36.06%	Second Home	0.40%
Prepay Penalty: 48 months	0.02%
Prepay Penalty: 60 months	12.70%	Top 5 States:
		Texas	18.97%
First Lien	90.73%	Florida	11.30%
Second Lien	9.27%	California	10.11%
		Pennsylvania	4.57%
Full Documentation	82.94%	Arizona	4.07%
Limited Documentation	5.19%
No Income Verification	11.86%	Bankruptcy	2.17%
		Not Bankruptcy	97.83%

		Not Section 32	99.12%
		Section 32	0.88%

NATIONSTAR 2006-B

FRM
Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	1,880	55,567,868.03	12.58%	11.752	233	79.62	592
50,000.01 - 100,000.00	1,981	141,217,398.21	31.96%	9.844	301	76.90	604
100,000.01 - 150,000.00	691	84,023,833.86	19.02%	9.152	325	78.54	610
150,000.01 - 200,000.00	288	49,648,509.33	11.24%	8.499	337	75.87	618
200,000.01 - 250,000.00	146	32,618,107.67	7.38%	8.257	340	75.43	615
250,000.01 - 300,000.00	78	21,428,942.97	4.85%	7.787	339	75.36	633
300,000.01 - 350,000.00	53	17,197,609.93	3.89%	7.915	353	76.29	641
350,000.01 - 400,000.00	28	10,411,637.65	2.36%	7.613	347	75.98	617
400,000.01 - 450,000.00	13	5,533,793.28	1.25%	7.505	355	78.12	634
450,000.01 - 500,000.00	13	6,248,599.82	1.41%	7.818	345	78.57	638
500,000.01 - 550,000.00	7	3,763,094.62	0.85%	7.755	333	80.04	598
550,000.01 - 600,000.00	12	6,933,864.21	1.57%	7.710	359	82.53	635
600,000.01 - 650,000.00	7	4,371,169.53	0.99%	7.768	359	71.67	630
650,000.01 - 700,000.00	3	2,062,004.00	0.47%	7.559	358	80.03	603
750,000.01 - 800,000.00	1	788,839.58	0.18%	6.990	359	70.49	568
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	29,313.16	0.01%	4.000	126	62.97	518
5.000 - 5.499	2	267,733.47	0.06%	5.370	132	66.14	652
5.500 - 5.999	13	1,713,368.72	0.39%	5.853	258	61.87	738
6.000 - 6.499	91	12,732,221.43	2.88%	6.271	286	64.20	736
6.500 - 6.999	179	32,919,462.54	7.45%	6.936	332	72.42	650
7.000 - 7.499	240	39,704,560.88	8.99%	7.275	338	73.62	628
7.500 - 7.999	465	63,552,292.26	14.38%	7.768	333	73.17	624
8.000 - 8.499	329	37,282,871.62	8.44%	8.254	333	74.62	613
8.500 - 8.999	458	50,146,515.40	11.35%	8.746	325	77.40	610
9.000 - 9.499	306	30,741,362.03	6.96%	9.245	321	77.55	599
9.500 - 9.999	452	33,759,521.58	7.64%	9.769	300	80.94	592
10.000 -10.499	239	17,833,913.25	4.04%	10.275	302	82.18	585
10.500 -10.999	427	26,140,512.97	5.92%	10.769	290	81.08	574
11.000 -11.499	261	14,868,492.03	3.37%	11.228	275	83.09	583
11.500 -11.999	410	22,086,582.56	5.00%	11.758	274	82.35	584
12.000 -12.499	294	16,431,698.97	3.72%	12.246	309	81.04	590
12.500 -12.999	363	16,557,415.06	3.75%	12.764	272	85.50	586
13.000 -13.499	187	7,550,199.66	1.71%	13.243	286	85.69	598
13.500 -13.999	244	9,204,699.42	2.08%	13.751	269	80.58	582
14.000 -14.499	117	4,071,488.42	0.92%	14.215	273	85.69	585
14.500 -14.999	85	3,252,115.92	0.74%	14.684	290	85.17	589
15.000 -15.499	12	438,082.22	0.10%	15.127	323	93.49	589
15.500 -15.999	10	268,506.39	0.06%	15.668	253	71.26	534
16.000 -16.499	7	151,629.66	0.03%	16.191	170	68.78	575
16.500 -16.999	4	46,978.07	0.01%	16.684	199	62.65	602
17.000 -17.499	1	32,043.84	0.01%	17.250	291	60.00	497
17.500 -17.999	4	31,691.16	0.01%	17.599	60	69.57	492
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	264	12,459,897.32	2.82%	11.401	246	81.03	483
500-524	330	16,041,580.38	3.63%	11.004	237	80.86	512
525-549	408	27,039,238.49	6.12%	10.736	286	84.39	536
550-574	753	62,649,140.98	14.18%	9.822	313	76.05	563
575-599	846	81,801,685.84	18.51%	9.308	325	77.75	587
600-624	838	82,893,526.76	18.76%	9.069	325	77.58	611
625-649	681	62,400,246.71	14.12%	9.041	322	76.65	636
650-674	432	36,458,421.23	8.25%	8.954	320	77.45	661
675-699	258	24,167,963.14	5.47%	8.756	319	76.65	686
700+	390	35,897,622.33	8.13%	7.638	297	71.18	742
None	1	5,949.51	0.00%	13.800	51	28.58	0
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	350	24,081,391.35	5.45%	8.594	298	38.30	630
50.00- 54.99	141	10,120,974.06	2.29%	8.812	300	52.46	633
55.00- 59.99	169	14,899,975.11	3.37%	8.314	305	57.46	629
60.00- 64.99	239	22,647,758.93	5.13%	8.392	309	62.43	633
65.00- 69.99	310	30,139,305.87	6.82%	8.566	311	67.18	624
70.00- 74.99	429	41,104,542.12	9.30%	8.904	321	72.05	614
75.00- 79.99	599	54,063,190.71	12.24%	8.936	312	76.69	615
80.00	691	49,296,229.61	11.16%	9.685	292	80.00	601
80.01- 84.99	383	41,853,160.24	9.47%	8.955	325	81.93	617
85.00- 89.99	590	59,447,216.13	13.46%	9.285	319	86.38	604
90.00- 94.99	657	65,094,753.75	14.73%	9.757	317	90.75	577
95.00- 99.99	144	7,458,073.39	1.69%	11.723	287	97.43	602
100.00	499	21,608,701.42	4.89%	12.486	327	100.00	636
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
60	4	204,806.94	0.05%	8.986	57	63.85	629
72	1	3,776.34	0.00%	11.950	13	85.49	470
84	11	147,915.51	0.03%	9.750	47	64.29	613
96	7	171,651.95	0.04%	9.033	64	49.58	620
120	201	5,088,775.52	1.15%	10.219	85	62.98	603
125	2	173,852.01	0.04%	7.388	124	60.27	603
132	1	66,300.00	0.02%	9.990	132	68.00	607
144	7	363,848.82	0.08%	9.368	113	78.18	593
150	1	73,600.00	0.02%	8.780	149	80.00	582
156	2	80,881.47	0.02%	10.797	97	75.92	517
160	1	82,284.10	0.02%	8.070	160	75.49	605
168	1	45,001.02	0.01%	12.450	107	85.49	531
170	1	71,837.39	0.02%	12.000	169	80.00	603
180	826	40,837,665.01	9.24%	10.182	140	76.52	603
181	1	63,830.58	0.01%	8.870	180	62.44	588
192	1	205,000.00	0.05%	7.900	191	42.71	642
195	1	35,000.00	0.01%	13.200	195	76.18	616
204	1	66,000.00	0.01%	7.400	204	76.74	679
216	1	383,903.76	0.09%	7.600	215	80.49	613
228	1	56,475.00	0.01%	12.010	228	95.49	690
240	407	23,267,910.18	5.27%	9.768	203	73.91	603
260	1	86,600.00	0.02%	9.360	259	82.48	583
264	2	95,476.74	0.02%	9.993	201	75.71	566
276	2	199,428.46	0.05%	9.872	274	79.28	655
300	44	4,337,748.22	0.98%	8.456	276	73.18	610
336	4	355,031.22	0.08%	9.042	335	78.04	626
338	1	106,000.00	0.02%	7.890	338	62.35	611
360	3,668	365,144,672.45	82.65%	9.185	343	77.92	612
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	136	1,969,907.97	0.45%	11.484	46	67.54	592
61-120	525	19,873,409.41	4.50%	10.685	108	73.76	590
121-180	588	33,204,975.49	7.52%	9.964	161	76.81	606
181-240	248	17,478,732.64	3.96%	9.167	223	72.00	614
241-300	897	60,226,711.80	13.63%	10.394	287	79.32	586
301-360	2,807	309,061,535.38	69.95%	8.936	353	77.57	617
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	311	20,236,741.79	4.58%	9.203	284	69.17	633
20.01 -25.00	342	26,753,592.76	6.06%	8.991	294	71.52	619
25.01 -30.00	499	38,861,189.78	8.80%	9.096	297	73.02	620
30.01 -35.00	662	52,650,404.23	11.92%	9.268	311	77.06	612
35.01 -40.00	811	71,639,369.13	16.21%	9.093	311	76.27	610
40.01 -45.00	1,123	99,126,058.61	22.44%	9.212	315	78.39	612
45.01 -50.00	1,079	102,541,749.67	23.21%	9.519	325	80.28	604
50.01 -55.00	347	28,393,472.35	6.43%	10.098	319	82.20	592
55.01 -60.00	25	1,526,621.79	0.35%	11.550	334	94.79	638
60.01+	2	86,072.58	0.02%	7.750	346	67.98	562
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate	5,201	441,815,272.69	100.00%	9.311	312	77.31	611
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate	4,775	381,440,293.34	86.33%	9.441	314	76.98	610
Fixed Rate 30/15 Balloon	237	14,829,742.37	3.36%	10.803	134	85.33	595
Fixed Rate 40/30 Balloon	188	45,430,587.36	10.28%	7.738	359	77.45	618
Fixed Rate IO	1	114,649.62	0.03%	7.750	358	85.00	620
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	1	114,649.62	0.03%	7.750	358	85.00	620
Not Interest Only	5,200	441,700,623.07	99.97%	9.312	312	77.31	611
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	2,940	206,903,060.22	46.83%	9.866	306	77.05	605
Prepay Penalty: 12 months	132	14,122,254.64	3.20%	9.383	321	72.87	608
Prepay Penalty: 24 months	75	5,280,071.86	1.20%	11.221	291	94.01	623
Prepay Penalty: 36 months	1,205	159,331,611.53	36.06%	8.558	343	77.51	616
Prepay Penalty: 48 months	1	66,373.41	0.02%	9.900	291	84.00	551
Prepay Penalty: 60 months	848	56,111,901.03	12.70%	9.209	247	77.28	618
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,268	400,868,759.44	90.73%	8.990	312	75.85	609
Second Lien	933	40,946,513.25	9.27%	12.455	317	91.67	630
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	4,471	366,455,122.83	82.94%	9.251	309	77.69	609
Limited Documentation	185	22,951,803.78	5.19%	9.248	322	76.29	619
No Income Verification	545	52,408,346.08	11.86%	9.761	329	75.14	621
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	3,840	334,410,636.75	75.69%	9.213	314	75.49	609
Purchase	688	39,602,076.58	8.96%	10.895	312	90.64	607
Rate/Term Refinance	673	67,802,559.36	15.35%	8.874	306	78.51	619
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	122	11,547,478.58	2.61%	9.152	341	78.24	625
Manufactured Housing	72	5,076,109.94	1.15%	10.256	282	77.46	621
PUD	413	40,479,248.83	9.16%	9.495	328	81.22	620
Single Family	4,489	374,519,665.98	84.77%	9.280	310	76.98	609
Townhouse	69	7,639,039.13	1.73%	9.145	336	75.45	613
Two-Four Family	36	2,553,730.23	0.58%	10.340	304	66.11	600
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	110	4,255,921.11	0.96%	11.273	256	70.88	602
Primary	5,063	435,788,314.32	98.64%	9.288	313	77.41	611
Second Home	28	1,771,037.26	0.40%	10.343	320	69.51	632
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	15	1,588,198.21	0.36%	9.749	322	79.07	635
Arizona	168	17,972,985.23	4.07%	9.080	340	78.25	616
Arkansas	66	2,807,343.63	0.64%	10.673	270	81.70	584
California	251	44,665,942.55	10.11%	8.575	343	77.53	624
Colorado	82	10,324,790.11	2.34%	7.669	324	72.88	663
Connecticut	52	9,219,170.19	2.09%	7.488	320	70.92	685
Delaware	19	2,123,401.34	0.48%	8.673	303	72.33	618
Florida	446	49,926,189.80	11.30%	8.617	336	76.33	613
Georgia	188	14,063,587.56	3.18%	10.132	305	82.03	589
Idaho	20	1,648,342.06	0.37%	9.278	320	76.27	610
Illinois	68	3,768,306.86	0.85%	10.637	259	85.26	593
Indiana	102	7,456,537.09	1.69%	9.692	309	81.61	597
Iowa	40	2,499,788.05	0.57%	9.763	319	83.00	595
Kansas	54	3,155,977.51	0.71%	10.395	256	85.26	606
Kentucky	57	3,552,669.77	0.80%	9.427	297	83.06	589
Louisiana	148	8,356,299.40	1.89%	9.809	286	82.39	586
Maine	18	1,607,497.65	0.36%	9.310	317	75.60	612
Maryland	73	9,686,774.11	2.19%	8.703	337	70.92	620
Massachusetts	33	3,585,603.92	0.81%	9.417	332	65.67	625
Michigan	114	6,947,057.37	1.57%	10.349	255	82.32	587
Minnesota	28	2,004,206.07	0.45%	9.536	331	80.06	612
Mississippi	109	4,529,908.17	1.03%	11.671	232	81.40	569
Missouri	122	6,661,298.85	1.51%	10.146	255	81.04	587
Montana	5	265,468.82	0.06%	8.822	288	72.52	596
Nebraska	25	1,272,684.01	0.29%	10.479	252	77.36	601
Nevada	36	3,386,518.36	0.77%	9.386	350	76.83	629
New Hampshire	22	2,373,970.67	0.54%	8.620	345	69.86	635
New Jersey	92	13,645,591.53	3.09%	9.160	339	71.59	629
New Mexico	48	3,337,513.55	0.76%	9.876	302	77.01	622
New York	126	13,381,422.11	3.03%	9.445	327	72.32	606
North Carolina	178	12,265,144.48	2.78%	10.538	284	80.12	583
North Dakota	3	149,185.10	0.03%	10.099	348	76.37	601
Ohio	144	9,721,884.32	2.20%	9.793	257	80.20	590
Oklahoma	96	4,453,420.09	1.01%	9.970	296	81.53	598
Oregon	36	3,553,358.84	0.80%	9.164	330	75.28	634
Pennsylvania	245	20,212,139.27	4.57%	8.714	301	78.22	626
Rhode Island	8	1,207,527.18	0.27%	9.069	346	76.84	595
South Carolina	104	7,323,330.28	1.66%	10.410	298	80.94	586
South Dakota	4	182,057.64	0.04%	9.347	320	88.37	598
Tennessee	188	11,701,736.07	2.65%	10.125	279	82.95	578
Texas	1,248	83,812,048.51	18.97%	9.664	298	75.71	602
Utah	22	1,988,567.32	0.45%	9.129	314	80.97	637
Vermont	7	638,848.58	0.14%	10.759	359	72.19	620
Virginia	153	15,960,535.67	3.61%	8.929	332	75.84	622
Washington	66	7,817,250.67	1.77%	9.197	329	82.44	625
West Virginia	22	1,445,069.77	0.33%	9.995	299	80.37	579
Wisconsin	38	2,765,414.49	0.63%	10.299	335	81.17	598
Wyoming	12	802,709.86	0.18%	8.860	315	73.69	656
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Total	0	0.00	100.00%	0.000	0	0.00	0

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Total	0	0.00	100.00%	0.000	0	0.00	0

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Total	0	0.00	100.00%	0.000	0	0.00	0

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Total	0	0.00	100.00%	0.000	0	0.00	0

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Total	0	0.00	100.00%	0.000	0	0.00	0

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Total	0	0.00	100.00%	0.000	0	0.00	0

Arrearage	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.00	3,771	370,270,436.05	83.81%	8.934	326	76.66	622
0.01 - 1,000.00	444	16,922,228.54	3.83%	10.829	230	78.53	568
1,000.01 - 2,000.00	244	10,853,842.03	2.46%	10.958	230	80.20	553
2,000.01 - 3,000.00	181	7,799,162.33	1.77%	11.404	239	80.56	551
3,000.01 - 4,000.00	105	5,406,953.05	1.22%	11.552	239	82.57	551
4,000.01 - 5,000.00	97	5,583,375.21	1.26%	11.405	243	82.06	544
5,000.01 - 6,000.00	66	3,685,850.84	0.83%	11.363	238	82.70	541
6,000.01 - 7,000.00	44	2,299,685.82	0.52%	11.536	243	78.01	545
7,000.01 - 8,000.00	61	3,626,561.46	0.82%	11.494	251	81.68	540
8,000.01 - 9,000.00	22	1,290,751.45	0.29%	12.393	230	78.95	532
9,000.01 - 10,000.00	25	1,831,617.80	0.41%	11.468	252	84.16	544
10,000.01 - 11,000.00	19	915,817.17	0.21%	12.205	243	80.57	551
11,000.01 - 12,000.00	21	1,719,000.19	0.39%	11.666	229	84.90	564
12,000.01 - 13,000.00	10	782,118.15	0.18%	12.790	241	82.71	530
13,000.01 - 14,000.00	7	443,675.17	0.10%	11.968	240	70.63	560
14,000.01 - 15,000.00	14	1,035,391.88	0.23%	11.383	248	83.33	537
15,000.01 - 16,000.00	7	517,748.41	0.12%	11.722	277	83.12	558
16,000.01 - 17,000.00	4	235,782.93	0.05%	11.208	164	80.61	537
17,000.01 - 18,000.00	10	1,166,982.40	0.26%	10.809	259	81.17	529
18,000.01 - 19,000.00	10	917,022.78	0.21%	11.957	264	84.24	530
19,000.01 - 20,000.00	5	391,333.29	0.09%	11.329	197	74.37	562
20,000.01+	34	4,119,935.74	0.93%	11.253	275	82.66	548
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Bankruptcy	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Bankruptcy	183	9,594,988.85	2.17%	11.323	244	83.38	554
Not Bankruptcy	5,018	432,220,283.84	97.83%	9.267	314	77.18	612
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611

Section 32	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Section 32	5,053	437,918,051.32	99.12%	9.296	313	77.34	611
Section 32	148	3,897,221.37	0.88%	11.088	198	74.69	590
Total	5,201	441,815,272.69	100.00%	9.311	312	77.31	611